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                                                                EXHIBIT 10.17(a)


                                     LEASE

          1. THIS LEASE is made on August 27, 1998, by George A. Rediehs and Georgetta R. Rediehs (hereinafter referred to as "Landlord") and Griffith Micro Science, Inc.(hereinafter referred to as "Tenant").

          2.    THE PREMISES.    Landlord leases the following described
     premises to Tenant, and Tenant leases the premises from Landlord, according to this Lease. The Premises are the land and building commonly known as 830 Midway Drive Willowbrook, IL. 60521. The land consists of approximately two
     (2) acres. The building consists of approximately 45,000 square feet and includes without limitation all heating, ventilating, air conditioning, mechanical, electrical, plumbing systems, roof, walls and foundations and fixtures within it. The Premises shall be delivered by Landlord and accepted by Tenant, in their "as-is" condition; Landlord is not obligated to make any improvements or repairs to the Premises, except for those stated in paragraph 39, Landlord's Work. Tenant has had an opportunity to inspect the Premises and to have its architects, engineers, or other consultants inspect the Premises; Tenant has found the Premises fit for Tenant's use; and Tenant accepts the Premises with all systems (roof, walls, foundation, heating, air conditioning, sewer, electrical, mechanical, utility and plumbing) in good working order and repair. Landlord represents and warrants that the Premises are in compliance with all federal, state and municipal statutes that are applicable to the Premises. The Premises include all appurtenances, easements and rights of way related to it. A legal description of the Premises is attached hereto as Exhibit "A". Landlord represents and warrants that the Premises (as of the Lease Commencement Date) are in full compliance with all laws including without limitation, the Americans with Disabilities Act.

          3.   LEASE TERM.   The term of this Lease will be ten (10) years and
     four (4) months beginning on August 1, 1998 and expiring on November 30, 2008. However, if Tenant is not able to procure the permits required for Tenant to operate it's business at the Premises (environmental, zoning and construction) within the first six (6) months of this Lease, then Tenant may terminate this Lease by written notice to Landlord within said six month period, however Tenant shall pay Landlord for three months of free rent given by Landlord to Tenant, which is $45,000.00, and Landlord shall return Tenant's security deposit in full, and then this Lease will be null and void.

          3A. CATASTROPHE OUT CLAUSE. Tenant may terminate this Lease after the end of the fifth (5th) year of the Lease by giving Landlord twelve (12) months prior written notice of its intent to terminate and provided that Tenant does the following: 1.) Tenant will continue to pay the then current monthly rental to Landlord during the twelve month notification period, and 2.) at the end of the twelve month notification period Tenant will pay to Landlord, in one lump sum, twelve months of net rent at the then current monthly rental rate and real estate taxes for one year. Upon completion of all of the above then this Lease will be terminated.

          3B.   OPTIONS.    TENANT'S FIRST OPTION PERIOD.    So long as Tenant
     has not terminated this Lease under the Catastrophe Out Clause and is not in default under this Lease, either at the time of exercise or at the time the first option period commences, Tenant will have the option to extend the initial ten year four month lease term for an additional five (5) years (the "first option period") beginning December 1, 2008 and expiring on November 30, 2013, on the same terms, covenants and conditions of this Lease, except that the monthly rent during the First Option Period will be determined according to a Consumer's Price Index (CPI) adjustment as described below. Tenant will exercise its First Option Period by giving Landlord written notice ("first option notice") at least six (6) months prior to the expiration of the initial lease term of this Lease, which would be by May 31, 2008.

          TENANT'S SECOND OPTION PERIOD.    So long as Tenant exercises its
     First Option Period and is not in default under this Lease, either at the time of exercise or at the time the second option period commences, Tenant will have the option to extend the lease term for an additional period of five (5) years (the "second option period") beginning December 1, 2013 and expiring on November 30, 2018, on the same terms,





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     covenants and conditions of this Lease, except that the monthly rent during the Second Option Period will be determined according to a CPI adjustment as described below. Tenant will exercise its Second Option Period by giving Landlord written notice ("second option notice") at lease six (6) months prior to the expiration of the First Option Period, which would be by May 31, 2013.

          4.   RENT.     Tenant will pay Landlord fifteen thousand dollars
     ($15,000.00) (the "monthly rent") in equal consecutive monthly installments on or before the first day of each month beginning December 1, 1998 and continuing thereafter until the rental adjustment date of December 1, 2003 at which time the monthly rent shall be adjusted as stated below. The monthly rental shall also be adjusted on the beginning date of each option period, as stated below.

          The adjustment shall be made as follows: if the CPI for all urban consumers (CPI-U) for Chicago-Gary-Lake County, IL-IN-WI issued by the United States Bureau of Labor Statistics (based on all items for the period 1982 -84 =100) for the month preceding the adjustment date, (which is November 2003) is higher than the index figure for the month in which this Lease began, (which is August 1998) for the first adjustment date of December 1, 2003, and is higher than the index figure for the months as described below for the First and Second Option Periods, then the adjustment shall be made and the annual rental for the next rental period, until the next adjustment date or until the expiration or termination of this Lease, whichever shall occur first, shall be arrived at as follows; to determine the percentage increase between two months you take the CPI figure for the most recent month less the CPI figure for the earlier month, divide the resulting figure by the CPI figure for the earlier month, multiply the resulting figure by 100, then multiply that figure by 90%, since the increase is being calculated at 90% of the full CPI increase. However, the rent for each new rental adjustment period shall under no circumstances be less than the last preceding rental rate. To make the adjustment for the First Option Period, the most recent CPI figure would be the one for the month preceding the First Option Period, (which would be November 2008) and the earlier CPI figure would be the month preceding the first adjustment date of December 1, 2003 (which would be November 2003). Likewise, to make the adjustment for the Second Option Period, the most recent CPI figure would be the one for the month preceding the Second Option Period (which would be November 2013) and the earlier CPI figure would be the month preceding the First Option Period (which would be November 2008). An example of how the CPI rental adjustment would be calculated for the first adjustment date is as follows: assume that the CPI for August 1998 is 164.8 and the CPI for November 2003 is 171.3, 171.3 -
     164.8 = 6.50, 6.50/164.8 = .04  x .90 (90%) = .036 or 3.6%. The annual rental rate would increase by 3.6%, which would be $6,480.00 per year, or $540.00 per month.

          The monthly rent and adjusted monthly rent will be paid in advance at the address specified for Landlord in the basic lease information, or such other place as Landlord designates in writing, without prior demand and without any abatement, deduction or setoff. If Tenant fails to pay any monthly rent or adjusted monthly rent or items of additional rent within ten days of the date they are due and payable, such unpaid amounts will be subject to a late payment charge equal to five percent (5%) of such unpaid amounts. This late payment charge is intended to compensate Landlord for its additional administrative costs resulting from Tenant's failure, and has been agreed upon by Landlord and Tenant, after negotiation, as a reasonable estimate of the additional administrative costs which will be incurred by Landlord as a result of Tenant's failure. The actual cost in each instance is extremely difficult to determine. This late payment charge will be paid to Landlord together with such unpaid amounts.

          If the lease commencement date occurs on a day other than the first day of a calendar month, or if the expiration date occurs on a day other than the last day of a calendar month, then the monthly rent or adjusted monthly rent for the fractional month will be prorated on a daily basis.

          5.   TAXES.   Tenant will pay as additional rental for the Premises
     all taxes (collectively the "tax") including without limitation every tax, assessment, excise, levy or other charge by any public authority on the Premises, space, building or land whether general or special, ordinary or extraordinary, foreseen or unforeseen or of any kind or nature whatsoever that is assessed, levied, confirmed or imposed on the




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     Premises during the term of this Lease, whether or not now customary or within the contemplation of Landlord and Tenant, including without limitation the following taxes:

            1.)   taxes upon, measured by, or reasonably attributed to the cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to the improvements is in Tenant or Landlord;

            2.) taxes upon or measured by the monthly rent, including without limitation any gross receipts tax or excise tax levied by the federal government or any other governmental body with respect to the receipt of monthly rent;

            3.) taxes upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant of the Premises or any portion of the Premises;

            4.) taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises;

            5.) taxes upon the Premises and all personal property, furniture, fixtures and equipment, and all replacements, improvements, or additions to them, whether owned by Landlord or Tenant;

            6.) taxes based in whole or in part on a monthly rent, whether made in addition to or in substitution for any other tax; and

            7.)  all general real estate taxes.

            Taxes shall not include any inheritance, estate, succession, transfer, gift or capital stock tax or franchise or net income tax applicable to businesses generally.

          All of which taxes, assessments, charges and other impositions shall be paid by Tenant to Landlord in equal monthly installments, in amounts reasonably estimated by Landlord. All the taxes listed above, if they should become due during the term of this Lease, shall be handled in the same manner as the general real estate taxes are handled, as described below.

          Any tax, including without limitation special assessments and taxes that have been converted into installment payments, relating to a fiscal period of a taxing authority, a part of which period is included in the lease term and a part of which is included in a period of time prior to the commencement or after the end of the lease term, whether or not such tax or installments are assessed, levied, confirmed, imposed upon or in respect of, or become a lien upon the Premises, or become payable, during the lease term, will be adjusted between Landlord and Tenant so that Tenant will pay that portion of the tax or installment that is applicable to Tenant's lease term or which accrue during Tenant's lease term, and Landlord will pay that portion which is not applicable to Tenant's lease term or which do not accrue during Tenant's lease term.

          General real estate taxes shall be paid in monthly installments by Tenant to Landlord and payment shall be based upon the previous years's tax bill. All tax escrow payments shall be deposited in an interest bearing account at Bank One N.A. or such other institution as Landlord shall direct and all interest accrued thereon shall be for Tenant's benefit, under Tenant's tax identification number, and applied toward payment of the next tax bill. The real estate tax bill for the Premises for 1997 was $25,068.20. Tenant's monthly tax installment for 1998 shall be $2,100.00 per month beginning at the Lese Commencement Date. All real estate tax installments shall be paid monthly, in advance and shall accompany the monthly rental payment, but shall be issued under a separate check for deposit in the tax escrow account. Upon receipt of the tax bill each year Tenant shall pay any deficiency to Landlord prior to the tax bill due date and if there is a surplus, the surplus will be applied to the next tax bill, and the monthly tax installment shall be adjusted so that the sum of the next twelve consecutive monthly tax installments will equal the




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     most recent tax bill. The general real estate taxes shall be prorated to reflect the actual term of the lease during the first and last lease years. Upon receipt of each tax bill Landlord will send a copy of the tax bill to Tenant. General real estate taxes for the last year of this Lease, which are levied and payable in the following year, shall be paid in the manner stated above based upon the most recent tax bill.

          RIGHT TO CONTEST TAXES.   Tenant will have the right to contest the
     amount or validity, in whole or in part, of any tax by appropriate proceedings diligently conducted in good faith, only after paying such tax or posting such security as Landlord may reasonably require in order to protect the Premises from loss or forfeiture. Upon termination of any such proceedings, Tenant will pay the amount of such tax or part of such tax as finally determined, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties, or other related liabilities. Landlord will not be required to join in any such contest or proceedings unless the provisions of any law or regulations then in effect will require that such proceedings be brought by or in the name of the Landlord. In that event Landlord will join in such proceedings or permit them to be brought in its name; however, Landlord will not be subjected to any liability for the payment of any costs or expenses in connection with any such contest or proceedings, and Tenant will indemnify Landlord against and save Landlord harmless from any such costs and expenses.

          6. UTILITIES. Tenant will pay the appropriate suppliers for all water, gas, electricity, light, heat, telephone, power and other utilities and communications services used by Tenant on the Premises during the term of this Lease, and Tenant shall cause such services to be billed directly to Tenant. Tenant will also procure, or cause to be procured, without cost to Landlord, any and all necessary permits, licenses, or other authorizations required for the lawful and proper installation and maintenance upon the Premises of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such service to and upon the Premises. Landlord, upon request from Tenant, and at the sole expense and liability of Tenant, will join with Tenant in any application required for obtaining or continuing any such services.

          7.     INSURANCE.  (A)  "ALL-RISK" COVERAGE.    Tenant will, at its
     sole expense, obtain and maintain in force, during the term of this Lease, "all-risk" insurance coverage including without limitation fire, wind, earthquake, flood and extended coverage on the Premises in form and amounts satisfactory to Landlord, which amount shall be reasonable, however the insurance coverage shall at all times be in the amount of not less than 100% of the full replacement cost of the building, improvements, and betterments located on the Premises, with all proceeds of insurance payable to Landlord and any mortgagees of the fee as their respective interests may appear. For the first year of this Lease the full replacement cost of the building, improvements and betterments located on the Premises is established as $2,200,000.00.

          (B)  GENERAL LIABILITY.   Tenant will, at its sole expense, obtain and
     maintain in force, during the term of this Lease comprehensive general liability insurance for the benefit of Landlord against any and all liability of Landlord and Tenant including, without limitation, claims for personal injury, sickness or disease, death and property damage, contractual liability, broad form property damage, host liquor liability, non-owned automobile liability, in, on or about the Premises. Such insurance shall afford protection in such amounts as Landlord may, from time to time, reasonably require, however, at the commencement of this Lease Tenant shall provide the above stated insurance with a combined single limit of not less than three million dollars ($3,000,000.) in respect to any one occurrence and not less than five million dollars ($5,000,000) in the aggregate and shall cover the entire Premises and all claims arising out of the maintenance, use or occupancy of the Premises. Said liability insurance shall be written on an "occurrence" basis and not on a "claims made" basis. Tenant may satisfy the insurance requirements stated herein through a combination of primary and umbrella liability policies.

          (C) TENANT'S CONTENTS. Tenant will, at its sole expense, obtain and maintain in force, during the term of this Lease a policy of insurance insuring Tenant's contents, trade fixtures, machinery, equipment, furniture and furnishings in the Premises to the extent of at least ninety percent (90%) of their replacement cost under standard fire and extended coverage insurance, including without limitation, vandalism and malicious mischief and sprinkler leakage endorsements.





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          (D)  OTHER MATTERS.  Tenant shall deposit with Landlord certificates of insurance with respect to all insurance required to be maintained by Tenant hereunder. All insurance policies will be subject to approval by Landlord and any lender as to form and substance, and will expressly provide that such policies will not be canceled or altered without thirty
     (30) days' prior written notice to Landlord and any lender, and will, to the extent obtainable, provide that no act or omission of Tenant which would otherwise result in forfeiture or reduction of the insurance will affect or limit the obligation of the insurance company to pay the amount of any loss sustained. The policies of insurance to be maintained by Tenant hereunder shall be written by a company or companies with a policy holder rating ("Best Rating") of at least A and be assigned a financial size category of at least Class XII as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies, authorized to do business in Illinois, and shall name Tenant, Landlord and any mortgagees of the fee as insureds thereunder, as their respective interest may appear. Any insurance required of Tenant under this Lease may be furnished by Tenant under a blanket policy carried by Tenant. Such blanket policy shall contain an endorsement that names Landlord as an additional insured, references the Premises and guarantees a minimum limit available for the Premises equal to the insurance amounts required in this Lease.

          (E) ADDITIONAL INSUREDS. All policies of liability insurance that Tenant is obligated to maintain according to this Lease will name Landlord as additional insureds. Certificates of insurance naming Landlord as an additional insured will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the term of each policy. All public liability, property damage liability, and casualty policies maintained by Tenant will be written as primary policies, not contributing with and not in excess of coverage that Landlord may carry.

          (F) WAIVER OF CLAIMS AND SUBROGATION. Landlord and Tenant hereby waive all rights of action against the other for any loss, cost, damage or expense resulting from fire, explosion or other casualty or occurrence incurred by either, which loss, cost, damage or expense is then covered in whole or in part by insurance maintained, or required to be maintained pursuant to this Lease and each party waives any right of subrogation that might otherwise exist in or accrue to any person on account thereof. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the building or the Premises or the contents of either of them. Tenant will cause all other occupants of the Premises claiming by, under or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this paragraph and to obtain such waiver of subrogation rights endorsements.

          8.   DAMAGE OR DESTRUCTION.   PARTIAL DAMAGE.  In the event the
     Premises are partially damaged by fire, explosion or other casualty such that Tenant can continue to operate its business at the Premises, Landlord shall commence repair, restoration or rebuilding thereof within sixty (60) days after such damage, or promptly after issuance of all necessary building permits, if building permits are not received within said sixty
     (60) day period, and shall complete such repair, restoration or rebuilding with all due diligence, and rent shall be apportioned to the part of the Premises which is usable by Tenant.

          WHOLE DAMAGE.   If the Premises are made untenantable by fire or other
     casualty, Tenant may elect: (a) to terminate this Lease as of the date of the fire or casualty by notice to Landlord within sixty (60) days after the date, or (b) to direct Landlord to proceed with all due diligence to repair, restore and rehabilitate the Premises at Landlord's expense in which latter event this Lease shall not terminate. In the event the Lease is not terminated pursuant to this provision, rent shall abate on a per diem basis during the period of untenantability. In the event of the termination of this Lease pursuant to this Section, rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty.

          9.   USE.    The Premises shall be used by Tenant in the same manner
     and for the same purposes as Tenant is currently using the premises commonly known as 7775 Quincy Street Willowbrook, Illinois that Tenant leases from Landlord and for general warehousing and distributing of Tenant's and Tenant's customers products and general office usage associated therewith and for no other purpose.





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          10.   COMPLIANCE WITH LAWS.   (A)  TENANT'S OBLIGATIONS.  Tenant will
     not use or occupy, or permit any portion of the Premises to be used or occupied:

          (1) in violation of any law, ordinance, order, rule, regulation, certificate of occupancy, or other governmental requirement; or

          (2)  for any disreputable business or purpose; or

          (3) in any manner or for any business or purpose that would in any way violate, suspend, void, or increase the rate of fire or liability or any other insurance of any kind at any time carried by Landlord or Tenant upon the Premises or its contents.

          (B) Tenant will comply with all laws, ordinances, orders, rules, regulations, restrictive covenants and any other governmental requirements relating to the use, condition, or occupancy of the Premises, and all rules, orders, regulations, and requirements of the board of fire underwriters or insurance service office, or any other similar body, having jurisdiction over the Premises.

          11.  ALTERATIONS AND IMPROVEMENTS.   (A).  Tenant will not make any
     alterations, additions, or improvements to the Premises without the prior written consent of Landlord. Landlord will not unreasonably withhold its consent to minor, non-structural alterations and improvements, provided the costs of such alterations or improvements shall not exceed $10,000.00 and all such improvements and alterations shall be at the sole expense of Tenant and at no expense to Landlord. Prior to the commencement of any alteration, addition or improvement Tenant shall deposit with Landlord certificates from an insurance company acceptable to Landlord, evidencing workmen's compensation coverage, and insurance coverage in amounts satisfactory to Landlord and protecting Landlord against public liability and property damage to any person or property, on or off the Premises, arising out of and during the making of any alterations, additions or improvements. Any alteration or improvement by Tenant shall be done in a good and workmanlike manner in compliance with any applicable governmental law, statute, ordinance or regulation.

          (B) Tenant shall promptly pay all costs and expenses of any alteration, addition or improvement and shall promptly attain a waiver of lien from all persons receiving any payment and their subcontractors, employees and suppliers of materials and Tenant shall provide proof of such waiver to Landlord. Tenant shall discharge all liens filed against the Premises arising out of any alteration, addition or improvement or in the alternative Tenant shall bond over or insure over any lien. In the event of Tenant's failure to pay or bond or insure over a lien and Landlord discharges the lien then Landlord is entitled to receive from Tenant all reasonable costs and expenses incurred in discharging the lien including reasonable attorney fees, all of which shall be additional rental due under this Lease, or in the event of Tenant's failure to pay or bond or insure over a lien Landlord may hold Tenant in default of this Lease and proceed as per the terms of the default paragraph below. Tenant shall procure and pay for all permits and licenses required in connection with any alteration, addition or improvement.

          (C)  LANDLORD'S REVIEW AND INSPECTION COSTS.   Tenant shall reimburse
     Landlord for all reasonable costs and expenses incurred by Landlord in connection with review and inspection of Tenant's work, including but not limited to, architect's and engineer's fees and costs incurred by Landlord in connection with 1) Landlord's review of the plans and specifications for Tenant's work and all changes and amendments thereto, and 2) Landlord's inspection of Tenant's work. Any such reasonable costs and expenses incurred by Landlord pursuant to this paragraph shall be paid by Tenant to Landlord, as additional rent, within ten (10) days of Tenant's receipt of a bill therefor.

          (D) Tenant may without Landlord's consent, at its expense, install, assemble or place upon the Premises any items of machinery, equipment or racking used or useful in Tenant's business. Such machinery, equipment and racking shall be and remain the property of Tenant. Tenant may remove the



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     machinery, equipment and racking from the Premises at any time during this
     Lease, provided that Tenant shall be required to repair any damage to the Premises resulting from such removal.

          12.   CONDEMNATION.     (A)   WHOLE TAKING.   If the whole of the
     Premises shall be taken or condemned for a public or quasipublic use or purpose by any competent authority or if such a portion of the Premises, including any portion of the improvements, shall be so taken that as a result thereof the balance is not suitable for Tenant's continued use or occupancy, then in either of such events, the Lease term shall terminate the day before Landlord makes delivery of possession to the condemning authority and any award, compensation or damages (hereinafter sometimes called "award") shall be paid to and be the sole property of Landlord whether such award shall be made as compensation for diminution of the value of the leasehold or the fee of the Premises or otherwise and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such award. However, if Tenant receives compensation or award for moving expenses, Tenant shall be entitled to the full amount of such moving compensation award. Likewise, if Tenant receives compensation for any leasehold improvements, alterations or enhancements, not of a permanent nature and paid for by Tenant during the term of this Lease then Tenant shall be entitled to the full amount of such compensation. Tenant shall continue to perform all of the covenants and provisions of this Lease, including the payment of rent, tax installments and all items of additional rent which shall become due and payable until Tenant is required to vacate the Premises as stated above, which is the day before Landlord makes delivery of possession to the condemning authority.

          (B) PARTIAL TAKING. If only a part of the Premises shall so be taken or condemned, and as a result thereof the balance is suitable for Tenant's continued use or occupancy, this Lease shall not terminate and Landlord at its sole cost and expense, shall repair and restore the Premises. Landlord shall promptly and diligently proceed to make a complete architectural unit of the remainder of the improvements following such taking or condemnation.

          (C) Tenant may at its own expense take independent action against the public authority exercising the power of eminent domain for any moving expenses, for the taking of any of Tenant's trade fixtures and such other elements of damage as may be awardable to Tenant in an independent action.

          13.   DEFAULT BY TENANT.    (A)  The following occurrences are "events
     of default":

          (1) Tenant defaults in the payment of rent, tax installment or any item of additional rent, or part thereof and such default continues for five (5) days after written notice from Landlord; however, Tenant will not be entitled to more than one (1) notice for default in payment of rent, tax installment or other item of additional rent during any twelve-month period, and if, within twelve (12) months after any notice, any rent, tax installment or item of additional rent is not paid when due, an event of default will have occurred without further notice;

          (2) Tenant vacates or abandons more than 80% of the Premises during the term of this Lease;

          (3) Default be made in the performance of any of the terms, covenants and conditions in this Lease contained on the part of Tenant to be kept or performed and if any default specified in this subparagraph (3) shall continue for a period of thirty (30) days after written notice and demand, unless Tenant in good faith commenced the curing of such default within said thirty (30) days, in which event Tenant shall have reasonable time to do so;

          (4)  If Tenant fails to take possession of the Premises within thirty
     (30) days of the Lease Commencement Date;

          (5) Tenant fails to pay or bond or insure over any lien on the Premises which is caused by work performed for Tenant;

          (6) Tenant suffers an "Event of Bankruptcy", which means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11 or 13 of the Bankruptcy Code (or the conversion of a Chapter 11 or 13 proceeding to a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy Code).

          (B) Upon the occurrence of any one or more of such events of default, (with the exception of #6, "Event of Bankruptcy", which shall be handled as stated below in paragraph D) Landlord may, if Landlord so elects, at any time thereafter, terminate this Lease and the term hereof by giving Tenant notice in writing of Landlord's intention to do so, and Tenant's right to possession of the Premises will cease and the Lease will be terminated; or Landlord may terminate Tenant's right to possession only, without terminating this Lease. Upon termination of this Lease or upon termination of Tenant's right to possession, Tenant shall immediately vacate and surrender and deliver possession of the Premises to Landlord. Landlord or Landlord's employees or agents may immediately or at any time thereafter without notice to Tenant, re-enter the Premises and remove all persons and property from the Premises, either by any action or proceeding at law or in equity or by force or otherwise, without being liable in indictment, prosecution or damages and repossess the Premises with the alterations, additions and improvements thereon, together with the right to receive all income from the Premises.

          (C) If Landlord takes possession of the Premises without terminating this Lease, Landlord may re-let the Premises or any part of the Premises, on such terms and conditions (which may include concessions of free rent, and the alteration and repair of the Premises) as Landlord, in its uncontrolled discretion, may determine. Landlord may collect and receive the rents for the Premises. Landlord will not be responsible or liable for any failure to collect any rent due upon such re-letting. No such re-entry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless written notice of such intention is given to Tenant. No notice from Landlord under this Lease or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically says so. If Landlord elects to take possession of the Premises according to this paragraph without terminating this Lease, Tenant will pay Landlord (I) the rent and all other sums which would be payable under the terms of this Lease if such repossession had not occurred, less
     (II) the net proceeds, if any, of any re-letting of the Premises after deducting all of Landlord's reasonable expenses incurred in connection with such re-letting, including without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees, alteration, remodeling, repair costs, environmental clean up, and expenses of preparation for such re-letting. Tenant will pay such amounts to Landlord monthly on the days on which the rent and all other amounts owing under this Lease would have been payable if possession had not been retaken and Landlord will be entitled to receive the rent and other amounts from Tenant on each such day. Landlord will make reasonable efforts to mitigate damages by finding a suitable tenant.

          (D)   In the case of an "Event of Bankruptcy" as defined in paragraph
     (A)(6) above Landlord and Tenant agree as follows:

          (1)    ASSUMPTION OF LEASE.        The Trustee of Tenant's bankruptcy
     estate or Tenant as debtor-in-possession may assume this Lease, and may subsequently assign it, only if it does the following within 60 days after the date of the filing of the voluntary petition, the entry of the order for relief or the date of conversion or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original 60 day period:

          (a)   file a motion to assume this Lease with the appropriate court;
     and,

          (b) satisfy all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

            (I) cure all defaults under this Lease or provide Landlord with Adequate Assurance (see section (2)(a) below) that:

            (A) it will cure all monetary defaults under the Lease within 10 days from the date of the assumption; and

            (B) it will cure all nonmonetary defaults under the Lease within 30 days from the date of the assumption; and,

          (c) compensate Landlord and any other person or entity, or provide Landlord with Adequate Assurance (see section (2)(a) below) that within 10 days after the date of the assumption, it will compensate Landlord and such other person or entity, for any pecuniary loss that Landlord and such other person or entity incurred as a result of the default of Tenant, the trustee or the debtor-in-possession; and,

          (d) provide Landlord with Adequate Assurance of Future Performance (see section (2)(b) below) of all of Tenant's obligations under the Lease; and,

          (e) deliver to Landlord a written statement that the conditions in this section 1 have been satisfied.

          (2)  ADEQUATE ASSURANCE, ADEQUATE ASSURANCE OF FUTURE PERFORMANCE.

               (a)  ADEQUATE ASSURANCE.   For purposes of section 1 above, and
     in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance" means at least:
               (i) entering an order segregating sufficient cash to pay Landlord and any other person or entity under section 1 above.

               (B)  ADEQUATE ASSURANCE OF FUTURE PERFORMANCE.   For purposes of
     section 1 above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, Adequate Assurance of Future Performance means at least:

               (i) the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months rent; and,

               (ii) the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under the Lease; and

               (iii)Tenant's bankruptcy estate and the trustee or
                    debtor-in-possession providing adequate assurance that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will have sufficient funds to fulfill Tenant's obligations under the Lease and to keep the Premises stocked with product and properly staffed with sufficient employees to conduct a fully-operational and active business on the Premises.

          (3)  ASSIGNMENT OF LEASE.

            (A) GENERAL. If the Trustee or the debtor-in-possession assumes this Lease as stated above and under applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant's obligations under this Lease and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not:

            (i)breach any other lease, mortgage, financing agreement, or other agreement relating to the Premises, by which Landlord is bound and Landlord is not required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other agreement by which Landlord is bound.

          (B)  ADEQUATE ASSURANCE OF FUTURE PERFORMANCE.     For purposes only
     of Section (3)(a) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

          (i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that shows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligations under the Lease;

          (ii) If requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee, in form and substance satisfactory to Landlord, from one or more persons who satisfy Landlord's standards of creditworthiness.

          (E)  CUMULATIVE REMEDIES.    Suit or suits for the recovery of rents,
     items or additional rent and damages may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease will be deemed to require Landlord to await the date on which the term of this Lease expires. Each right and remedy in this Lease will be cumulative and will be in addition to every other right or remedy in this Lease or existing at law or in equity or by statute or otherwise, including, without limitation, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any such rights or remedies will not preclude the simultaneous or later exercise by Landlord of any other such rights or remedies. All such rights and remedies are cumulative and nonexclusive.

          14. REPAIRS BY TENANT. Tenant will, at its sole cost and expense, maintain the Premises and make repairs, restorations, and replacements to the Premises, including without limitation the heating, ventilating, air conditioning, mechanical, electrical, plumbing systems and the fixtures and appurtenances to the Premises as and when needed to preserve them in good working order and condition regardless of whether the repairs, restorations, and replacements are ordinary or extraordinary, foreseeable or unforeseeable, capital or noncapital, or the fault or not the fault of Tenant, its agents, employees, invitees, visitors and contractors, excepting such repairs required due to the negligence of Landlord or its agents. Tenant shall be solely responsible for all penetrations, changes and alterations that Tenant makes to the roof and all roof repairs within a ten (10) foot diameter of Tenant's roof penetrations, changes and alterations. Landlord shall be responsible for the remainder of the roof. All such repairs, restorations and replacements will be in quality and class equal to the original work or installations. If Tenant fails to make such repairs, restorations or replacements, within the time provided for in paragraph 13(3) of the Lease, Landlord may, at Landlord's option, make them at the expense of Tenant and such expense will be collectible as additional rent and will be paid by Tenant within fifteen (15) days after delivery of a statement for such expense.

          15. DELAYS. Whenever a period of time is provided in this Lease for Landlord or Tenant to do or perform any act or thing, Landlord and Tenant shall not be liable or responsible for any delays due to strikes, lockouts, casualties, acts of God, war, governmental regulation or control or other causes beyond the reasonable control of Landlord or Tenant and the time for performance specified herein shall be extended for the amount of time Landlord or Tenant is so delayed.

          16.   NOTICES.   Any notice or demand from Landlord to Tenant or from
     Tenant to Landlord shall be in writing and shall be mailed by prepaid United States registered or certified mail, or personal delivery addressed to Tenant as follows: 830 Midway Drive Willowbrook, IL. 60521 and 2001 Spring Road, Suite 500 Oakbrook, IL. 60521-1887 or such other address as Tenant shall have last designated by notice in writing to Landlord, and if to Landlord, as follows: Attn: George A. Rediehs 8101 S. County Line Road Burr Ridge, IL. 60521 or such other address as Landlord shall have last designated by notice in writing to Tenant. The customary return receipt shall be conclusive evidence of such service.

          17.  SUBORDINATION OF LEASE.   At the option of Landlord's mortgagee,
     this Lease shall be subject and subordinate to any first mortgage or deed of trust now or hereafter placed upon the Premises provided the mortgagee or beneficiary under the deed of trust agrees in writing with Tenant that regardless of any default or breach under such mortgage or deed of trust this Lease and Tenant's possession shall not be disturbed by the mortgagee or beneficiary or any other party claiming through or under such mortgage or deed of trust; provided, however, that Tenant shall observe and perform Tenant's obligations under this Lease and shall attorn to the mortgagee or beneficiary of the deed or trust or whomsoever may be lawfully entitled to the rental payments. Tenant shall execute and deliver whatever documents may be required for such purposes, so long as the mortgagee or trustee executes a nondisturbance agreement for Tenant's benefit.

          18.   QUIET ENJOYMENT.   Landlord covenants and agrees with Tenant
     that so long as Tenant pays the rent, tax installment and all items of additional rent and observes and performs all the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceable and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease, and Tenant's possession will not be disturbed by anyone claiming by, through or under Landlord.

          19.   ESTOPPEL CERTIFICATES.   At any time and from time to time,
     Tenant agrees, upon request in writing from Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying the following: 1.) that this Lease is in full force and effect, 2.) the Lease's commencement and expiration dates, 3.) the amount of rent and other charges payable under the Lease, and the date to which the rent and other charges have been paid, 4.) whether the Lease has been modified and if so under what terms, 5.) whether all the work the Landlord must perform (if any) has been completed, 6.) whether Tenant believes Landlord is in default, and if so, how, 7.) whether Tenant has any claims against Landlord, or any reason Tenant believes it may pay less than the full rent and all other charges due, and 8.) any other factual data relating to this Lease or the Premises, which Landlord may reasonably request. If requested by the Tenant, Landlord will execute and deliver to Tenant, a written statement indicating Tenant's right to continued and undisturbed possession and use of the Premises; provided, however, that Landlord shall not be required to execute such statement if Tenant is in default of any of the terms and conditions of this Lease.

          20.   ASSIGNMENT AND SUBLETTING.   Without Landlord's prior written
     consent, which Landlord agrees will not be unreasonably withheld or delayed, Tenant will neither assign this Lease in whole or in part nor sublease all or part of the Premises. If Tenant believes that Landlord has unreasonably withheld its consent, Tenant's sole remedy will be to seek a declaratory judgment that Landlord has unreasonably withheld its consent or an order of specific performance or mandatory injunction of the Landlord's agreement to give its consent. Tenant will not have any right to damages. Notwithstanding anything to the contrary contained herein, Tenant may sublet or assign to any entity affiliated with or related to Tenant without Landlord's consent.

          SUBMISSION OF INFORMATION.    If Tenant requests Landlord's consent to
     a specific assignment or sublease, Tenant will give Landlord the following:
     (I) the name and address of the proposed assignee or subtenant, (II) a copy of the proposed assignment or sublease, (III) information about the nature, business and business history of the proposed assignee or subtenant, and its proposed use of the Premises, and (IV) banking, financial and other credit information, and references about the proposed assignee or subtenant sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant.

          ASSIGNMENT AND SUBLEASE - ADDITIONAL DOCUMENTS TO BE PROVIDED. Landlord's consent to an assignment or sublease will not be effective until: a fully executed copy of the instrument of assignment or sublease has been delivered to Landlord; in the case of an assignment, Landlord has received a written instrument in which the assignee has assumed and agreed to perform all of Tenant's obligations in the Lease; and Landlord has received reimbursement for its reasonable attorneys' fees and costs incurred in connection with both determining whether to give its consent and giving its consent.

          NO RELEASE OF TENANT.   Landlord's consent  to an assignment or
     sublease or Tenant's assignment or sublease to any entity affiliated with or related to Tenant without Landlord's consent will not release Tenant from the payment and performance of its obligations in the Lease, but rather Tenant and its assignee will be jointly and severally primarily liable for such payment and performance. An assignment or sublease without Landlord's prior written consent will be void at Landlord's option.

          ADDITIONAL RENTS.   If Tenant enters into an approved sublease or
     assignment and said sublease or assignment provides or permits any rent or other consideration, whether in a lump sum or in periodic installments, in excess of Tenant's rent then such excess rent or other consideration shall be paid to Landlord.

          Tenant shall not allow or permit any transfer of this Lease, or any interest under this Lease, by operation of law or convey, mortgage, pledge or encumber this Lease or any interest in this Lease.

          PROHIBITION OF FURTHER ASSIGNMENT OR SUBLEASING. Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease.

          21.   RELATIONSHIP OF THE PARTIES.   Nothing contained herein shall be
     deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

          22.   APPLICABLE LAW AND CONSTRUCTION.   The laws of the state of
     Illinois shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect, impair or serve to invalidate any other provisions of this Lease. Headings contained within the Lease are for convenience only and do not define, limit or construe the contents of such paragraphs.

          23.   NO RECORDATION.   Tenant's recordation of this Lease or any
     memorandum or short form of it will be void and a default under this Lease.

          24.   FIRE ALARM.   Tenant shall maintain and pay for the fire alarm
     system which is installed in the Premises and shall keep the same in good working condition during the term of this Lease. Tenant is responsible for all repair, upkeep and updating of the fire alarm system to meet all federal, state, local and municipal laws, rules and regulations which are currently in effect or hereinafter enacted.

          25.   ENVIRONMENTAL HAZARDS.   Tenant shall not cause or permit the
     Premises to be used to generate, manufacture, refine or process Hazardous Materials (as defined hereinafter), however Tenant may use those Hazardous Materials that it is allowed to use under any Environmental Law or permit. Except in accordance with Environmental Laws, Tenant shall not cause or permit, as a result of any intentional or unintentional act or omission on the part of Tenant, a material release of Hazardous Materials onto the Premises or onto any other property or ambient air or waters. For purposes of this Lease "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous and toxic substances, as those terms are defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), The Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), The Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601 et seq.) and in the regulations adopted and publications promulgated pursuant thereto, and any other

     Environmental Laws. "Release" shall mean that term as it is defined under CERCLA, 42 U.S.C. Section 9601. "Environmental Laws" shall mean all laws, regulations, rules or ordinances pertaining to the protection of human health, safety and the environment.

          TENANT'S ENVIRONMENTAL CONDITION NOTIFICATION REQUIREMENTS.

          A.   NOTIFICATION OF ANY RELEASE OR DISCHARGE.    Tenant shall
     promptly notify Landlord in writing of any release or discharge of any Hazardous Materials except where the release or discharge is allowed under any law, order, regulation or permit.

          B.   NOTIFICATION OF ANY NOTICE, INVESTIGATION OR CLAIM.    Upon
     receipt of any written notice or claim, Tenant shall also promptly notify Landlord in writing of, and contemporaneously provide Landlord with a copy of any written notice or claim received by Tenant related to any enforcement, cleanup, removal or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises; and that relates to the release or discharge of Hazardous Materials on or from the Premises;

            (i) Any claim that is instituted or threatened by any third party against Tenant or any subtenant or other occupant of the Premises and that relates to any Release of Hazardous Materials on or from the Premises; and

            (ii) Any notice of the loss of any material environmental operating permit by Tenant.

          C.   FAILURE TO COMPLY.    Failure to comply with this paragraph shall
     constitute a default under this Lease. In the event of such default, Landlord shall have all rights available under paragraph 13 of this Lease and all rights at law or equity including, without limitation, the right to either:

          (i) Terminate this Lease and collect damages Landlord incurs as a result of such default, including, without limitation, cleanup costs of any Hazardous Materials released into the Premises, soil or groundwater during Tenant's occupancy of the Premises; or

          (ii) Require the cleanup of such Hazardous Materials to levels applicable to commercial/industrial properties at Tenant's sole expense while still enforcing all of the other terms and obligations of this Lease.

          D.   SURVIVAL.    The remediation and indemnification obligations of
     this paragraph shall survive the expiration or earlier termination of this Lease.

          ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Landlord, to the best of its knowledge, warrants to Tenant that the Premises are free from the presence of Hazardous Materials and that the handling, use, generation, treatment, storage, disposal or Release of Hazardous Materials has not occurred on the Premises. Landlord further warrants, to the best of Landlord's knowledge, that the Premises are, and at all times have been, in full compliance with all Environmental Laws and that there are no conditions or occurrences at the Property which could form the basis of any Environmental Claim against the Landlord or Tenant or the Property. For the purposes of this Lease, "Environmental Claim" shall mean any investigation, notice, violation, demand, lawsuit, injunction, fine, lien, or other claim based on liability for the presence of a Hazardous Material on the Premises or a violation of any Environmental Law. Landlord further warrants that it has not received notice of any pending or threatened action, claim or proceeding under Environmental Laws or otherwise arising out of the condition of the Premises. Landlord warrants that the Premises do not contain and has not contained any (a) underground storage tank; (b) asbestos-containing material; (c) any environmental contamination; or (d) any Hazardous Material. All warranties of Landlord in this paragraph shall be "Landlord's Environmental Warranties".

          Tenant warrants, to the best of its knowledge, that it is currently in material compliance with all applicable Environmental Laws and that there are no pending Environmental Claims involving alleged violations by Tenant of any Environmental Laws and relating to or affecting any of Tenant's existing facilities or the Premises. All warranties of Tenant in this paragraph shall be "Tenant's Environmental Warranties".

          ENVIRONMENTAL INDEMNITY.   Landlord agrees to indemnify, save and hold
     harmless Tenant, from and against any and all costs, losses, liabilities, damages, lawsuits, expenses, interest, and penalties incurred in connection with, arising out of, resulting from or incident to a breach of any environmental warranty contained herein. The provisions of this paragraph shall survive the term of this Lease.

          Tenant shall and hereby does indemnify Landlord and hold and defend Landlord harmless from and against any and all reasonable and actual expense, loss and liability suffered by Landlord by reason of Tenant's breach of any of the provisions of this Section 25 and any breach of Tenant's Environmental Warranties and any breach of Environmental Laws. Such expenses, losses and liabilities shall include, without limitation,
     (i) any and all expenses that Landlord may incur to comply with any Environmental Laws as a result of Tenant's failure to comply therewith and with this Lease; (ii) any and all costs that Landlord may incur in studying and remedying any contamination at or arising from the Premises as a result of a failure by Tenant to comply with this Section 25 or Environmental Laws; (iii) any and all costs that Landlord may incur in studying, removing, remediating, disposing or otherwise addressing any Hazardous Materials which are present at the Premises as a result of a failure of Tenant to comply with this Section 25 or Environmental Laws; (iv) any and all fines, penalties or other sanctions assessed upon the Premises, the Real Estate of which the Premises are a part thereof, or Landlord by reason of Tenant's failure to comply with this Section 25 and Environmental Laws; and (v) all claims for personal injury (including wrongful death) or property damage (real and personal) as a result of a failure of Tenant to comply with this Section 25 or Environmental Laws, and (vi) any and all reasonable legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease.

          ENVIRONMENTAL AUDIT.    Within the first thirty (30) days of this
     Lease, Landlord shall provide Tenant with a Phase I environmental study performed by a properly licensed consultant and done in compliance with ASTM Standard E1527-97 stating that the Premises are clean and free of any Recognized Environmental Condition. If the Phase I reveals any Recognized Environmental Condition is present on the Premises, Tenant may terminate this Lease and Landlord will return Tenant's security deposit and this Lease will be null and void. Within thirty (30) days of the expiration or earlier termination of this Lease Tenant will provide Landlord with a Phase I environmental study performed by a properly licensed consultant and done in compliance with ASTM Standard E1527-97 stating that the Premises are clean and free of any Recognized Environmental Conditions caused by any act or omission of Tenant. For purpose of this Lease "Recognized Environmental Condition" shall mean that term as it is defined in ASTM Standard E 1527-97. If the Phase I reveals any Recognized Environmental Condition resulting from a breach of this Lease, then Tenant shall conduct a Phase II environmental audit and shall remain liable for any environmental contamination and shall cleanup any Hazardous Material Contamination to standards applicable to industrial/commercial properties in Illinois. The obligations set forth in this paragraph shall survive the expiration or earlier termination of the Lease.

          26.   RULE OF CONSTRUCTION.    Landlord and Tenant understand, agree
     and acknowledge that; (a) this Lease has been freely negotiated by both parties; and (b) that, in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

          27. INDEMNITY FOR LITIGATION. The losing party shall pay to the prevailing party all costs and expenses, including reasonable attorney's fees, which are incurred or imposed upon the prevailing party, either in enforcing the terms of this Lease or in any litigation to which the prevailing party, becomes a party to due to this Lease.

          28.   INDEMNITY AND WAIVER.   Tenant will indemnify and save Landlord
     harmless (if Landlord is a trustee, the term "Landlord" for purposes of this paragraph, shall include the trustee, its agents, its beneficiaries and their agents) from and against all damages, losses, costs, expenses, liabilities, obligations, including reasonable attorneys' fees and expenses, claims and causes of action of any and every kind and nature arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the Premises, including without limitation, (A) any accident, injury to or death of persons or loss of or damage to property occurring on the Premises, resulting from an act or omission of Tenant or anyone claiming by, through or under Tenant; (B) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; and (C) performance of any labor or services or the furnishing of any materials or other property in respect to the Premises. However, Tenant shall not be responsible for any acts or negligence caused by Landlord or its agents, unless Landlord or its agents are under the direction of Tenant.

          29.   ACCESS TO PREMISES.   Tenant agrees that Landlord and Landlord's
     agents and employees may enter the Premises during normal business hours and upon prior notice for the purpose of inspecting the Premises or to exhibit the Premises for the purpose of sale, mortgage or lease. During the last year of the term of this Lease, Landlord may display on the Premises "For Sale" or "For Lease" signs.

          30.   SURRENDER.   Tenant shall, upon the expiration of the term of
     this Lease, or any earlier termination of this Lease for any cause: (A) Surrender to Landlord the Premises, including without limitation, all building apparatus and equipment, all alterations, improvements and additions on the Premises. Tenant may remove its trade fixtures, signs and other personal property and inventory; (B) The Premises shall be surrendered to Landlord by Tenant without any damage, injury or disturbance thereto, reasonable wear and tear excepted. Tenant, at its expense, shall immediately repair any damage to the Premises caused by Tenant vacating the Premises and by Tenant's removal of trade fixtures and personal property and shall leave the Premises in a neat and clean condition, free of debris. Any property not so removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord, at Tenant's cost which shall be additional rental due hereunder, as Landlord shall desire, without any obligation to account therefor to Tenant. Tenant's obligation to observe and perform any of the provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

          HOLDING OVER.   If Tenant remains in possession of the Premises after
     the expiration or other termination of this Lease, then such event shall be deemed to be a month to month tenancy at a rental equal to two (2) times the then current rental rate. Nothing contained in this paragraph shall be construed to give Tenant the right to hold over at any time, and Landlord may exercise any and all rights and remedies at law or in equity to recover possession of the Premises. Tenant shall be responsible for all consequential damages to Landlord as a result of Tenant's failure to surrender the Premises in accordance with this Lease and this clause shall survive the expiration or earlier termination of this Lease.

          31.   SECURITY DEPOSIT.   Tenant has deposited $15,000.00 with
     Landlord as security for Tenant's payment of rent, all items of additional rent and performance of its obligations under this Lease. If Tenant defaults in its payment of rent, items of additional rent or performance of its other obligations under this Lease, Landlord may use all or part of the security deposit for the payment of rent or any other amount in default, or for the payment of any other amount that Landlord may spend or become obligated to spend by reason of Tenant's default. If Landlord so uses any portion of the security deposit, Tenant will restore the security deposit to its original amount within five (5) days after written demand from Landlord. Landlord will not be required to keep the security deposit separate from its own funds and Tenant will not be entitled to interest on the security deposit. The security deposit will not be a limitation on Landlord's damages or other rights under this Lease, or a payment of liquidated damages, or an advance payment of rent. If Tenant pays the rent, all items of additional rent and performs all of its other obligations under this Lease, Landlord will return the unused portion of the security deposit to Tenant within sixty (60) days after the expiration of this Lease.





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          32.   AMENDMENT.   This Lease can be amended only by a written
     document signed by Landlord and Tenant.

          33.   SEVERABILITY.   If any provision of this Lease is found by a
     court of competent jurisdiction to be illegal, invalid, or unenforceable, the remainder of this Lease will not be affected, and in lieu of each provision which is found to be illegal, invalid, or unenforceable, there will be added as a part of this Lease a provision as similar to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

          34.   BINDING EFFECT.   This Lease will inure to the benefit of, and
     will be binding upon, Landlord's successors and assigns. This Lease will inure to the benefit of, and will be binding upon, Tenant's successors and assigns so long as the succession or assignment is permitted and approved according to the assignment and subletting paragraph above.

          35.   CAPTIONS AND TITLES.   The captions and titles used in this
     Lease are for convenience only and do not define, limit or describe the scope or intent of any provision of this Lease. Unless the context clearly requires otherwise, the singular includes the plural, and vice versa, and the masculine, feminine, and neuter adjectives include one another.

          36.   ENTIRE AGREEMENT.   This Lease contains the entire agreement
     between Landlord and Tenant with respect to its subject matter and may be amended only by subsequent written agreement between Landlord and Tenant. Except for those which are set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to one another with respect to this Lease.

          37.   AUTHORITY.   If Tenant signs this Lease as a corporation, each
     of the persons executing this Lease on behalf of Tenant warrants to Landlord that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state of Illinois, that Tenant has full right and authority to enter into this Lease and that each and every person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant will provide evidence satisfactory to Landlord confirming these representations.

          If Landlord is a corporation, then Landlord warrants to Tenant that Landlord is a duly authorized and existing corporation, qualified to do business in the state of Illinois and Landlord has full right and authority to enter into this Lease and each person signing on behalf of Landlord is authorized to do so. Landlord is the sole owner of the Premises.

          38.   SIGNAGE.   No sign, advertisement or notice shall be inscribed,
     painted, affixed, or displayed on the windows or exterior walls of the Premises, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, such approval shall not be unreasonably withheld, delayed or conditioned, subject always to the condition that all signs must conform to all applicable laws and ordinances affecting the Premises. Any and all permitted signs shall be installed, maintained and removed by Tenant at Tenant's sole expense.

          39.   LANDLORD'S WORK AND TENANT'S WORK.    Landlord will patch and
     repair the warehouse floor where needed and will have all of the lights in working order. Tenant will have the entire warehouse floor professionally cleaned and sealed. Tenant will have the walls and ceiling in the warehouse power washed. Landlord will remove the current tenant's name from the building, replace all discolored ceiling tiles in the office, repair the roof leak in the office area and relocate the two north gas-fired units to their original position.


          THIS LEASE IS SIGNED THIS 7TH DAY OF AUGUST 1998.




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   /S/ GEORGE A. REDIEHS                          /S/ GEORGETTA R. REDIEHS
---------------------------------               -------------------------------
  LANDLORD, GEORGE A. REDIEHS                    LANDLORD,GEORGETTA R. REDIEHS



      BERNADETTA KAMINSKI                             BERNADETTA KAMINSKI
---------------------------------               -------------------------------
ATTEST                                          ATTEST



   /S/ JON L. GIACOMIN
---------------------------------
TENANT, GRIFFITH MICRO SCIENCE, INC.
BY:  JON L. GIACOMIN,  DIRECTOR OF U.S. OPERATIONS


     /S/ FRANK LANGE
---------------------------------
ATTEST




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






                                  EXHIBIT "A"


Lot 13 in Willowbrook Executive Plaza, being a Subdivision of part of the Southeast Quarter of Section 26, Township 38 North, Range 11, East of the Third Principal Meridian, according to the Plat thereof recorded July 8, 1975 as Document Number R75-33298, in DuPage County, Illinois.